UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2012

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33816	26-0287117
(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 329-7275

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 6, 2012, Heckmann Corporation (the “Company”) issued a press release announcing its financial results for the second fiscal quarter and fiscal half ended June 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

In accordance with New York Stock Exchange Rule 303A.03, the Company hereby discloses that all interested parties may communicate with any of the Company’s directors, including the chair of any of the committees of the Board of Directors of the Company (the “Board”) or the non-management directors as a group by writing to them c/o Corporate Secretary, Heckmann Corporation, 300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108. In any such correspondence, please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release issued by Heckmann Corporation on August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

By:	/s/ Damian C. Georgino
Name:	Damian C. Georgino
Title:	Executive Vice President, Corporate
Development and Chief Legal Officer

August 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Heckmann Corporation on August 6, 2012.